UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 1, 2024

Frontier Communications Parent, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	86-2359749
(Commission File Number)	(IRS Employer Identification No.)

1919 McKinney Avenue, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(972) 445-0042

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FYBR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Closing of Securitization Offering

On July 1, 2024 (the “Closing Date”), Frontier Issuer LLC (the “Issuer”), a limited-purpose, bankruptcy remote, wholly owned indirect subsidiary of Frontier Communications Parent, Inc. (the “Company”), completed the previously announced financing transaction by issuing $750 million aggregate principal amount of secured fiber network revenue term notes, consisting of $530 million 6.19% Series 2024-1, Class A-2 term notes, $73 million 7.02% Series 2024-1, Class B term notes and $147 million 11.16% Series 2024-1, Class C term notes (collectively, the “Notes”), each with an anticipated term ending in May 2031 (such anticipated repayment date, the “ARD”), in an offering exempt from registration under the Securities Act of 1933, as amended.

The Notes were issued pursuant to an indenture, dated as of August 8, 2023, as amended by the Supplement No. 1 to Base Indenture, dated as of July 1, 2024 (the “Base Indenture”), by and among the Issuer, Frontier Dallas TX Fiber 1 LLC (“AssetCo”) and Citibank, N.A., as the indenture trustee (the “Trustee”), as supplemented by the series supplement thereto, dated as of July 1, 2024 (the “Series 2024-1 Supplement”).

The Base Indenture allows the Issuer to issue additional series of notes subject to certain conditions set forth therein, and the Base Indenture, together with the Series 2023-1 Supplement, dated as of August 8, 2023, and the Series 2024-1 Supplement, and any other series supplements to the Base Indenture, is referred to herein as the “Indenture.”

The Notes were issued as part of a securitization transaction, pursuant to which the Company’s fiber network assets and associated customer contracts in certain neighborhoods in North Texas were contributed to AssetCo, a direct, wholly-owned subsidiary of the Issuer.

Each of the Issuer, AssetCo and any additional asset entities party to the Base Indenture from time to time (such persons, collectively, the “Obligors”), Frontier SPE Guarantor LLC, the guarantor of the Notes (the “Guarantor”), and Frontier Communications Holdings, LLC, as manager, are parties to the management agreement dated August 8, 2023 (the “Management Agreement”) pursuant to which Frontier Communications Holdings, LLC acts as the manager with respect to the assets of the Obligors (such assets, the “Securitized Assets”). The primary responsibilities of the manager are to perform certain operational and administrative functions on behalf of the Obligors with respect to the Securitized Assets pursuant to the Management Agreement.

Notes

While the Notes are outstanding, scheduled payments of interest are required to be made on the Notes on a monthly basis. From and after the ARD, principal payments will also be required to be made on the Notes on a monthly basis. No principal payments will be due on the Notes prior to the ARD, unless certain rapid amortization or acceleration triggers are activated.

The legal final maturity date of the Notes is in June of 2054. If the Issuer has not repaid or refinanced any Note prior to the monthly payment date in May of 2031, additional interest will accrue thereon in an amount equal to the greater of (i) 5.00% per annum and (ii) the excess amount, if any, by which the sum of the following exceeds the interest rate for such Note: (A) the yield to maturity (adjusted to a “mortgage-equivalent basis” pursuant to the standards and practices of the Securities Industry and Financial Markets Association) on the ARD for such Note of the United States Treasury Security having a remaining term closest to 10 years plus (B) 5.00% plus (C) the post-ARD note spread applicable to such Note.

Collateral and Guarantee

The Notes are obligations only of the Obligors pursuant to the Indenture. The Notes are secured by a security interest in substantially all of the Securitized Assets pursuant to the Indenture and guaranteed by the Guarantor pursuant to the Guarantee and Security Agreement, dated August 8, 2023 (the “Guarantee and Security Agreement”) by the Guarantor in favor of the Trustee, which guarantee is secured by a security interest in substantially all of the assets of the Guarantor. Except as described below, neither the Company nor any subsidiary of the Company, other than the Obligors and the Guarantor, will guarantee or in any way be liable for the obligations of the Obligors under the Indenture or the Notes.

Covenants and Restrictions

The Notes are subject to a series of covenants and restrictions customary for transactions of this type. These covenants and restrictions include (i) that the Issuer maintains a liquidity reserve account to be used to make required payments in respect of the Notes, (ii) provisions relating to optional and mandatory prepayments, including specified make-whole payments in the case of certain optional prepayments of the Notes prior to the monthly payment date in May 2028, (iii) certain indemnification payments in the event, among other things, that the transfers of the assets pledged as collateral for the Notes are in stated ways defective or ineffective and (iv) covenants relating to recordkeeping, access to information and similar matters. As provided in the Base Indenture, the Notes are also subject to rapid amortization in the event of a failure to maintain a stated debt service coverage ratio. A rapid amortization may be cured if the debt service coverage ratio exceeds a certain threshold for a certain period of time, upon which cure, regular amortization, if any, will resume. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective and certain judgments.

Use of Proceeds

The Company plans to use the net proceeds from the offering of the Notes to, among other things, repay certain existing indebtedness of the Company and its non-securitization subsidiaries, including $400 million of the outstanding principal amount of the Company’s term loan facility, and for general corporate purposes, including potential investments or expenditures, such as capital expenditures and research and development, in line with the Company’s fiber expansion and copper migration strategies.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the Supplement No. 1 to Base Indenture and the Series 2024-1 Supplement, which are filed as Exhibits 4.1 and 4.2 hereto, respectively.

Closing of Term Loan Amendment and Extension

On July 1, 2024, Frontier Communications Holdings, LLC entered into an amendment (the “2024 Term Loan Amendment”) to the existing credit agreement that governs its senior secured term loan credit facility with certain lenders (the “Term Loan”). The 2024 Term Loan Amendment, among other things:

•	extends the maturity date of $1.025 billion of the Term Loan to July 1, 2031;

•	lowers (x) the margin over adjusted Term SOFR with respect to the Term Loan from 3.75% to 3.50% and (y) the margin over the alternative base rate with respect to the Term Loan from 2.75% to 2.50%; and

•	eliminates the credit spread adjustment previously applicable to the Term Loan.

The foregoing description of the 2024 Term Loan Amendment is qualified in its entirety by reference to the full text of such amendment, a copy of which is filed as Exhibit 10.1, and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Supplement No. 1 to Base Indenture, dated as of July 1, 2024, by and among Frontier Issuer LLC, Frontier Dallas TX Fiber 1 LLC, and Citibank N.A.

4.2	Series 2024-1 Supplement, dated as of July 1, 2024, by and among Frontier Issuer LLC, Frontier Dallas TX Fiber 1 LLC, and Citibank N.A.

10.1	Amendment No. 6 to Amended and Restated Credit Agreement, dated as of July 1, 2024, by and among Frontier Communications Holdings, LLC, as borrower, Frontier Video Services Inc., as grantor, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Goldman Sachs Bank USA, as revolver agent, and the additional lenders party thereto (in such capacities indicated therein).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS PARENT, INC.

Date: July 1, 2024	By:	/s/ Scott Beasley
Scott Beasley
Executive Vice President, Chief Financial Officer